Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-35245, 333-55838, 333-116528 and 333-137273) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), relating to the 1997 Incentive Plan of the Company, and the Registration Statements on Form S-3 (Registration No. 333-142345 and 333-142346) of the Company (collectively, the “Registration Statements”), of the information contained in our reserve report that is summarized as in our summary letter dated January 31, 2008, relating to the oil and gas reserves and revenue, as of December 31, 2007, of certain interests of the Company.
We hereby consent to all references to such reports, letters and/or to this firm in each of the Registration Statements and each Prospectus to which any such Registration Statement relates, and further consent to our being named as an expert in each of the Registration Statements and each Prospectus to which any such Registration Statement relates.

/s/ Fairchild and Wells, Inc.
Fairchild and Wells, Inc.

Houston, Texas
February 29, 2008
1011 HIGHWAY 6 SOUTH, SUITE 304 HOUSTON, TEXAS 77077 (281)497-8990 TEL (281)497-8368 FAX EMAIL:FAW@FAWINC.COM WWW.FAWINC.COM